Exhibit 99.1

Equinix Reports Third Quarter 2010 Results

  Reported revenues of $330.3 million, a 12% increase over the previous quarter and a 45% increase over the same quarter last year
  Reported adjusted EBITDA of $146.5 million, an 11% increase over the previous quarter and a 38% increase over the same quarter last year
  Announced 2010 annual revenue guidance of $1,216.0 million to $1,218.0 million and increased 2010 adjusted EBITDA guidance to approximately $542.0 million
  Announced initial guidance for 2011 including annual revenues to be greater than $1,500.0 million, adjusted EBITDA to be greater than $675.0 million and total capital expenditures to be approximately $400.0 million

FOSTER CITY, Calif.--(BUSINESS WIRE)--October 26, 2010--Equinix, Inc. (Nasdaq:EQIX), a provider of global data center services, today reported quarterly results for the quarter ended September 30, 2010.

Revenues were $330.3 million for the third quarter, a 12% increase over the previous quarter and a 45% increase over the same quarter last year. This result included $57.5 million in revenues from Switch and Data for the quarter. Recurring revenues, consisting primarily of colocation, interconnection and managed services were $314.7 million for the third quarter, a 12% increase over the previous quarter and a 45% increase over the same quarter last year. Non-recurring revenues were $15.6 million in the quarter.

“Equinix continues to see solid demand for global data center services and our investments in expansion capacity have us well-positioned heading into 2011,” said Steve Smith, CEO and President of Equinix. “The fundamentals of our business are strong and we have a significant opportunity for growth in targeted ecosystems including network, electronic trading, cloud and mobility.”

Cost of revenues were $185.5 million for the third quarter, a 14% increase from the previous quarter and a 47% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $68.9 million, were $116.6 million for the third quarter, a 12% increase over the previous quarter and a 42% increase over the same quarter last year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 65%, unchanged from the previous quarter and up from 64% for the same quarter last year.

Selling, general and administrative expenses were $89.8 million for the third quarter, an 8% increase over the previous quarter and a 65% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $22.5 million, were $67.3 million for the third quarter, a 12% increase over the previous quarter and a 70% increase over the same quarter last year.

Restructuring charges were $1.9 million for the third quarter, which were primarily related to revised sublease assumptions related to an excess space lease in the New York metro area the Company previously decided to abandon.

Net income for the third quarter was $11.2 million. This represents a basic and diluted net income per share of $0.24 based on a weighted average share count of 45.7 million and 46.7 million, respectively, for the third quarter of 2010.

Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges and acquisition costs for the third quarter, was $146.5 million, an increase of 11% over the previous quarter and a 38% increase over the same quarter last year.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the third quarter, were $143.9 million, of which $103.2 million was attributed to expansion capital expenditures and $40.7 million was attributed to ongoing capital expenditures.

The Company generated cash from operating activities of $113.3 million for the third quarter as compared to $56.9 million in the previous quarter and $107.5 million the same quarter last year. Cash used in investing activities was $259.5 million in the third quarter as compared to $327.5 million in the previous quarter and $260.5 million for the same quarter last year. Cash provided by financing activities was $18.1 million, which was primarily related to the proceeds from employee equity awards and draw down of certain loans payable.

As of September 30, 2010, the Company’s cash, cash equivalents and investments were $715.4 million, as compared to $722.0 million as of June 30, 2010.

Company Metrics and Q3 Results Presentation

  A presentation to accompany Equinix’s Q3 Results conference call, as well as the Company’s Non-Financial Metrics tracking sheet, have been posted on the Investors section of Equinix’s website at www.equinix.com/investors

Business Outlook

For the full year of 2010, total revenues are expected to be in the range of $1,216.0 to $1,218.0 million. Total year cash gross margins are expected to be 65%. Cash selling, general and administrative expenses are expected to approximate $250.0 million. Adjusted EBITDA for the year is expected to be approximately $542.0 million. Capital expenditures for 2010 are expected to be in the range of $560.0 to $580.0 million, comprised of approximately $110.0 million of ongoing capital expenditures and $450.0 to $470.0 million for expansion capital expenditures.

For the full year of 2011, total revenues are expected to be greater than $1,500.0 million. Adjusted EBITDA for the year is expected to be greater than $675.0 million. Total capital expenditures for 2011 are expected to be approximately $400.0 million.

The Company will discuss its results and guidance on its quarterly conference call on Tuesday, October 26, 2010, at 5:30 p.m. ET (2:30 p.m. PT). A presentation to accompany the call will be available on the Company’s website at www.equinix.com/investors for thirty days. To hear the conference call live, please dial 210-234-8004 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will also be available at www.equinix.com/investors

A replay of the call will be available beginning on Tuesday, October 26, 2010 at 7:30 p.m. ET (4:30 p.m. PT) through November 26, 2010 by dialing 203-369-1262 and referencing the passcode (2010). In addition, the webcast will be available on the company's website at www.equinix.com/investors over the same time period. No password is required for the webcast.

About Equinix

Equinix, Inc. (Nasdaq:EQIX) provides global data center services that ensure the vitality of the information-driven world. Global enterprises, cloud, content and financial companies, and more than 600 network service providers rely upon Equinix to protect and connect their most valued information assets. Equinix operates 90 International Business Exchange™ (IBX®) and partner data centers across 35 metro areas in North America, Europe and Asia-Pacific. Learn more at: www.equinix.com

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

Recurring revenues	$314,727	$282,117	$216,517	$834,080	$610,384
Non-recurring revenues	15,620	13,977	11,041	41,010	29,573
Revenues	330,347	296,094	227,558	875,090	639,957

Cost of revenues	185,476	162,582	126,007	481,108	356,346
Gross profit	144,871	133,512	101,551	393,982	283,611

Operating expenses:
Sales and marketing	31,205	28,913	15,543	79,586	46,315
General and administrative	58,640	54,166	39,071	155,961	111,677
Restructuring charges	1,886	4,357	-	6,243	(6,053)
Acquisition costs	1,114	5,849	1,379	11,957	1,379
Total operating expenses	92,845	93,285	55,993	253,747	153,318

Income from operations	52,026	40,227	45,558	140,235	130,293

Interest and other income (expense):
Interest income	310	491	353	1,307	1,949
Interest expense	(38,363)	(37,615)	(22,256)	(101,653)	(51,619)
Other-than-temporary impairment recovery (loss) on investments	206	-	-	3,626	(2,687)
Loss on debt extinguishment and interest rate swaps, net	-	(1,454)	-	(4,831)	-
Other income (expense)	1,654	(1,481)	2,484	193	3,675
Total interest and other, net	(36,193)	(40,059)	(19,419)	(101,358)	(48,682)

Income before income taxes	15,833	168	26,139	38,877	81,611

Income tax expense	(4,637)	(2,442)	(7,327)	(15,756)	(29,902)

Net income (loss)	$11,196	$(2,274)	$18,812	$23,121	$51,709

Net income (loss) per share:

Basic net income (loss) per share	$0.24	$(0.05)	$0.49	$0.54	$1.35

Diluted net income (loss) per share	$0.24	$(0.05)	$0.47	$0.52	$1.32

Shares used in computing basic net income (loss) per share	45,745	43,507	38,787	42,961	38,270

Shares used in computing diluted net income (loss) per share	46,735	43,507	39,887	44,082	39,305

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2010	2010	2009	2010	2009

Recurring revenues		$314,727	$282,117	$216,517	$834,080	$610,384
Non-recurring revenues		15,620	13,977	11,041	41,010	29,573
	Revenues (1)	330,347	296,094	227,558	875,090	639,957

Cash cost of revenues (2)		116,602	103,892	81,931	305,578	229,047
	Cash gross profit (3)	213,745	192,202	145,627	569,512	410,910

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	24,171	22,158	11,453	61,514	34,637
	Cash general and administrative expenses (6)	43,113	37,889	28,138	112,110	79,325
	Total cash operating expenses (7)	67,284	60,047	39,591	173,624	113,962

Adjusted EBITDA (8)		$146,461	$132,155	$106,036	$395,888	$296,948

Cash gross margins (9)		65%	65%	64%	65%	64%

Adjusted EBITDA margins (10)		44%	45%	47%	45%	46%

Adjusted EBITDA flow-through rate (11)		42%	31%	45%	41%	71%

(1)	The geographic split of our revenues on a services basis is presented below:

	North America Revenues:

	Colocation	$164,653	$148,569	$108,018	$432,154	$308,388
	Interconnection	42,102	35,072	22,494	100,938	65,966
	Managed infrastructure	821	746	529	2,106	1,620
	Rental	520	407	123	1,109	402
	Recurring revenues	208,096	184,794	131,164	536,307	376,376
	Non-recurring revenues	7,229	6,852	5,170	19,220	14,598
	Revenues	215,325	191,646	136,334	555,527	390,974

	Asia-Pacific Revenues:

	Colocation	31,672	28,853	22,691	87,510	63,026
	Interconnection	4,430	3,860	2,831	11,819	7,643
	Managed infrastructure	4,250	3,946	3,515	12,056	10,640
	Recurring revenues	40,352	36,659	29,037	111,385	81,309
	Non-recurring revenues	1,876	1,705	1,381	5,136	4,012
	Revenues	42,228	38,364	30,418	116,521	85,321

	Europe Revenues:

	Colocation	60,970	55,898	51,258	171,310	138,078
	Interconnection	2,305	2,010	1,910	6,254	4,957
	Managed infrastructure	2,734	2,603	2,976	8,238	9,268
	Rental	270	153	172	586	396
	Recurring revenues	66,279	60,664	56,316	186,388	152,699
	Non-recurring revenues	6,515	5,420	4,490	16,654	10,963
	Revenues	72,794	66,084	60,806	203,042	163,662

	Worldwide Revenues:

	Colocation	257,295	233,320	181,967	690,974	509,492
	Interconnection	48,837	40,942	27,235	119,011	78,566
	Managed infrastructure	7,805	7,295	7,020	22,400	21,528
	Rental	790	560	295	1,695	798
	Recurring revenues	314,727	282,117	216,517	834,080	610,384
	Non-recurring revenues	15,620	13,977	11,041	41,010	29,573
	Revenues	$330,347	$296,094	$227,558	$875,090	$639,957

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$185,476	$162,582	$126,007	$481,108	$356,346
	Depreciation, amortization and accretion expense	(67,255)	(56,946)	(42,189)	(170,573)	(122,860)
	Stock-based compensation expense	(1,619)	(1,744)	(1,887)	(4,957)	(4,439)
	Cash cost of revenues	$116,602	$103,892	$81,931	$305,578	$229,047

	The geographic split of our cash cost of revenues is presented below:

	North America cash cost of revenues	$71,879	$61,220	$43,123	$177,247	$121,778
	Asia-Pacific cash cost of revenues	15,350	13,612	10,697	41,362	30,959
	Europe cash cost of revenues	29,373	29,060	28,111	86,969	76,310
	Cash cost of revenues	$116,602	$103,892	$81,931	$305,578	$229,047

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$31,205	$28,913	$15,543	$79,586	$46,315
	Depreciation and amortization expense	(3,407)	(2,997)	(1,409)	(7,756)	(3,979)
	Stock-based compensation expense	(3,627)	(3,758)	(2,681)	(10,316)	(7,699)
	Cash sales and marketing expenses	$24,171	$22,158	$11,453	$61,514	$34,637

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$58,640	$54,166	$39,071	$155,961	$111,677
	Depreciation and amortization expense	(3,823)	(3,683)	(1,468)	(9,104)	(5,460)
	Stock-based compensation expense	(11,704)	(12,594)	(9,465)	(34,747)	(26,892)
	Cash general and administrative expenses	$43,113	$37,889	$28,138	$112,110	$79,325

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$24,171	$22,158	$11,453	$61,514	$34,637
	Cash general and administrative expenses	43,113	37,889	28,138	112,110	79,325
	Cash SG&A	$67,284	$60,047	$39,591	$173,624	$113,962

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	North America cash SG&A	$45,499	$40,960	$25,187	$117,085	$72,195
	Asia-Pacific cash SG&A	7,420	6,003	5,023	18,417	14,709
	Europe cash SG&A	14,365	13,084	9,381	38,122	27,058
	Cash SG&A	$67,284	$60,047	$39,591	$173,624	$113,962

(8)	We define adjusted EBITDA as income from operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and acquisition costs as presented below:

	Income from operations	$52,026	$40,227	$45,558	$140,235	$130,293
	Depreciation, amortization and accretion expense	74,485	63,626	45,066	187,433	132,299
	Stock-based compensation expense	16,950	18,096	14,033	50,020	39,030
	Restructuring charges	1,886	4,357	-	6,243	(6,053)
	Acquisition costs	1,114	5,849	1,379	11,957	1,379
	Adjusted EBITDA	$146,461	$132,155	$106,036	$395,888	$296,948

	The geographic split of our adjusted EBITDA is presented below:

	North America income from operations	$31,921	$22,529	$31,571	$84,051	$94,260
	North America depreciation, amortization and accretion expense	51,108	43,081	25,838	122,363	79,151
	North America stock-based compensation expense	12,683	13,650	10,295	37,346	29,323
	North America restructuring charges	1,886	4,357	-	6,243	(6,053)
	North America acquisition costs	349	5,849	320	11,192	320
	North America adjusted EBITDA	97,947	89,466	68,024	261,195	197,001

	Asia-Pacific income from operations	9,847	10,026	6,892	29,933	15,625
	Asia-Pacific depreciation, amortization and accretion expense	7,846	6,808	5,612	21,318	18,697
	Asia-Pacific stock-based compensation expense	1,765	1,915	2,194	5,491	5,331
	Asia-Pacific adjusted EBITDA	19,458	18,749	14,698	56,742	39,653

	Europe income from operations	10,258	7,672	7,095	26,251	20,408
	Europe depreciation, amortization and accretion expense	15,531	13,737	13,616	43,752	34,451
	Europe stock-based compensation expense	2,502	2,531	1,544	7,183	4,376
	Europe acquisition costs	765	-	1,059	765	1,059
	Europe adjusted EBITDA	29,056	23,940	23,314	77,951	60,294

	Adjusted EBITDA	$146,461	$132,155	$106,036	$395,888	$296,948

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	North America cash gross margins	67%	68%	68%	68%	69%

	Asia-Pacific cash gross margins	64%	65%	65%	65%	64%

	Europe cash gross margins	60%	56%	54%	57%	53%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	North America adjusted EBITDA margins	45%	47%	50%	47%	50%

	Asia-Pacific adjusted EBITDA margins	46%	49%	48%	49%	46%

	Europe adjusted EBITDA margins	40%	36%	38%	38%	37%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$146,461	$132,155	$106,036	$395,888	$296,948
	Less adjusted EBITDA - prior period	(132,155)	(117,272)	(99,534)	(317,230)	(230,207)
	Adjusted EBITDA growth	$14,306	$14,883	$6,502	$78,658	$66,741

	Revenues - current period	$330,347	$296,094	$227,558	$875,090	$639,957
	Less revenues - prior period	(296,094)	(248,649)	(213,168)	(683,278)	(546,462)
	Revenue growth	$34,253	$47,445	$14,390	$191,812	$93,495

	Adjusted EBITDA flow-through rate	42%	31%	45%	41%	71%

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	September 30,	December 31,
	2010	2009

Cash and cash equivalents	$389,149	$346,056
Short-term investments	322,979	248,508
Accounts receivable, net	115,616	64,767
Other current assets	64,067	68,556
Total current assets	891,811	727,887
Long-term investments	3,223	9,803
Property, plant and equipment, net	2,582,890	1,808,115
Goodwill	778,258	381,050
Intangible assets, net	155,601	51,015
Other assets	69,108	60,280
Total assets	$4,480,891	$3,038,150

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$134,091	$99,053
Accrued property and equipment	97,012	109,876
Current portion of capital lease and other financing obligations	7,624	6,452
Current portion of mortgage and loans payable	22,480	58,912
Other current liabilities	49,818	41,166
Total current liabilities	311,025	315,459
Capital lease and other financing obligations, less current portion	261,929	154,577
Mortgage and loans payable, less current portion	179,027	371,322
Senior notes	750,000	-
Convertible debt	910,495	893,706
Other liabilities	214,442	120,603
Total liabilities	2,626,918	1,855,667

Common stock	46	39
Additional paid-in capital	2,320,107	1,665,662
Accumulated other comprehensive loss	(103,321)	(97,238)
Accumulated deficit	(362,859)	(385,980)
Total stockholders' equity	1,853,973	1,182,483

Total liabilities and stockholders' equity	$4,480,891	$3,038,150

Ending headcount by geographic region is as follows:

North America headcount	1,164	718
Asia-pacific headcount	275	236
Europe headcount	459	347
Total headcount	1,898	1,301

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	September 30,	December 31,
	2010	2009

Capital lease and other financing obligations	$269,553	$161,029

European financing	-	130,058
Chicago IBX financing	-	109,991
Mortgage payable	89,663	91,756
Asia-Pacific financing	-	64,559
Singapore financing	-	24,559
Netherlands financing	-	9,311
New Asia-Pacific financing	111,844	-
Total mortgage and loans payable	201,507	430,234

Senior notes	750,000	-

Convertible debt, net of debt discount	910,495	893,706
Plus debt discount	109,241	126,030
Total convertible debt principal	1,019,736	1,019,736

Total debt outstanding	$2,240,796	$1,610,999

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

Cash flows from operating activities:
Net income (loss)	$11,196	$(2,274)	$18,812	$23,121	$51,709
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	74,485	63,626	45,066	187,433	132,299
Stock-based compensation	16,950	18,096	14,033	50,020	39,030
Debt issuance costs and debt discount	7,160	6,689	6,496	19,403	12,210
Loss on debt extinguishment and interest rate swaps	-	1,454	-	4,831	-
Restructuring charges	1,886	4,357	-	6,243	(6,053)
Other reconciling items	894	834	(426)	2,162	3,269
Changes in operating assets and liabilities:
Accounts receivable	(6,729)	(25,671)	1,003	(38,486)	(23)
Deferred tax assets, net	3,442	(723)	3,811	7,721	20,750
Accounts payable and accrued expenses	(3,013)	3,174	5,714	16,047	18,248
Other assets and liabilities	6,992	(12,656)	13,030	(8,514)	1,543
Net cash provided by operating activities	113,263	56,906	107,539	269,981	272,982
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(115,554)	(64,987)	(146,045)	(68,256)	(258,582)
Purchase of Switch and Data, less cash acquired	-	(113,289)	-	(113,289)	-
Purchase of Upminster, less cash acquired	-	-	(28,176)	-	(28,176)
Purchases of property and equipment	(143,941)	(148,705)	(88,195)	(436,046)	(267,802)
Other investing activities	-	(474)	1,867	(916)	12,066
Net cash used in investing activities	(259,495)	(327,455)	(260,549)	(618,507)	(542,494)
Cash flows from financing activities:
Proceeds from employee equity awards	14,026	11,270	14,096	36,179	23,050
Proceeds from convertible debt	-	-	-	-	373,750
Proceeds from mortgage and loans payable	16,853	98,958	27,935	115,811	28,679
Proceeds from senior notes	-	-	-	750,000	-
Repayment of capital lease and other financing obligations	(1,713)	(10,847)	(1,427)	(14,114)	(3,765)
Repayment of mortgage and loans payable	(11,049)	(343,688)	(11,003)	(469,077)	(34,525)
Capped call costs	-	-	-	-	(49,664)
Equity issuance costs	-	-	(9)	-	(2,795)
Debt issuance costs	(5)	(7,926)	(788)	(23,124)	(8,210)
Net cash provided by (used in) financing activities	18,112	(252,233)	28,804	395,675	326,520
Effect of foreign currency exchange rates on cash and cash equivalents	5,927	(5,178)	2,136	(4,056)	5,932
Net increase (decrease) in cash and cash equivalents	(122,193)	(527,960)	(122,070)	43,093	62,940
Cash and cash equivalents at beginning of period	511,342	1,039,302	405,217	346,056	220,207
Cash and cash equivalents at end of period	$389,149	$511,342	$283,147	$389,149	$283,147

Free cash flow (1)	$(30,678)	$(205,562)	$(6,965)	$(280,270)	$(10,930)

Adjusted free cash flow (2)	$(30,678)	$(92,273)	$21,211	$(166,981)	$17,246

(1)	We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$113,263	$56,906	$107,539	$269,981	$272,982
Net cash used in investing activities as presented above	(259,495)	(327,455)	(260,549)	(618,507)	(542,494)
Purchases, sales and maturities of investments, net	115,554	64,987	146,045	68,256	258,582
Free cash flow (negative free cash flow)	$(30,678)	$(205,562)	$(6,965)	$(280,270)	$(10,930)

(2)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate and acquisitions as presented below:

Free cash flow (as defined above)	$(30,678)	$(205,562)	$(6,965)	$(280,270)	$(10,930)
Less purchase of Switch and Data, less cash acquired	-	113,289	-	113,289	-
Less purchase of Upminster, less cash acquired	-	-	28,176	-	28,176
Adjusted free cash flow (negative adjusted free cash flow)	$(30,678)	$(92,273)	$21,211	$(166,981)	$17,246

CONTACT:
Equinix, Inc.
Joan Powell, 650-513-7098 (Media)
joanpowell@equinix.com
Jason Starr, 650-513-7402 (Investor Relations)
jstarr@equinix.com
or
LEWIS PR
Scott Blevins, 415-992–4400 (Media)
equinixlewisus@lewispr.com